ATTORNEYS AT LAW 777 EAST WISCONSIN AVENUE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX WWW.FOLEY.COM

June 18, 2025

Omnicell, Inc. 4220 North Freeway Fort Worth, Texas 76137

Ladies and Gentlemen:
We have acted as counsel for Omnicell, Inc., a Delaware corporation (the “Company”), in conjunction with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), registering 1,750,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), that may be issued pursuant to the Omnicell, Inc. 2009 Equity Incentive Plan, as amended (the “Plan”).
In connection with our representation, we have examined: (a) the Plan and related documents; (b) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (c) the Amended and Restated Certificate of Incorporation of the Company and the Third Amended and Restated Bylaws of the Company, each as amended to date; (d) the resolutions of the Company’s Board of Directors relating to the Plan and the issuance of Common Stock under the Plan; and (e) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion.
In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.
It is understood that this opinion is to be used only in connection with the offer and sale of the Registered Shares while the Registration Statement is effective.
We express no opinion herein as to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus that forms a part thereof, other than as expressly stated herein with respect to the issuance of the Registered Shares.

AUSTIN BOSTON CHICAGO DALLAS DENVER	DETROIT HOUSTON JACKSONVILLE LOS ANGELES MADISON	MIAMI MILWAUKEE NASHVILLE NEW YORK ORLANDO	SACRAMENTO SALT LAKE CITY SAN DIEGO SAN FRANCISCO SILICON VALLEY	TALLAHASSEE TAMPA WASHINGTON, D.C.	BRUSSELS MEXICO CITY TOKYO

4902-8127-9817.2

June 18, 2025

Based upon the foregoing, we are of the opinion that each of the Registered Shares, if and when issued by the Company pursuant to the terms and conditions of the Plan and as contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.
We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
Very truly yours,
/s/ Foley & Lardner LLP

Foley & Lardner LLP